Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------




         AGREEMENT made as of January 18, 2005 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation ("Interpublic") and DAVID A. BELL ("Executive").

         In consideration of the mutual promises set forth herein the parties hereto agree as follows:



                                    ARTICLE I

                               Term of Employment

         1.01 Subject to the provisions of Article VII and Article VIII, and upon the terms and subject to the conditions set forth herein, Interpublic will employ Executive beginning January 19, 2005 ("Commencement Date") and continuing thereafter, subject to termination in accordance with the provisions of Article VII hereof. (The period during which Executive is employed hereunder is referred to herein as the "term of employment"). Executive will serve Interpublic during the term of employment.



                                   ARTICLE II

                                     Duties

         2.01 During the term of employment, Executive will:

                  (i) Serve as Co-Chairman of Interpublic;

                  (ii) Use his best efforts to promote the interests of Interpublic and devote his full time and efforts to their business and affairs;

                  (iii) Perform such duties as Interpublic may from time to time assign to him; and

                  (iv) Serve in such other offices of Interpublic as he may be elected or appointed to.


                                   ARTICLE III

                              Regular Compensation

         3.01 Interpublic will compensate Executive for the duties performed by him hereunder, by payment of a base salary at the rate of One Million Dollars ($1,000,000) per annum, payable in equal installments, which Interpublic shall pay at semi-monthly intervals, subject to customary withholding for federal, state and local taxes.

         3.02 Interpublic will continue to make deferrals pursuant to Executive's ESBA agreement with the Company. Such deferrals will continue during the term of employment and the Severance Period (as hereinafter defined in Section 7.01). ESBA amounts will be paid to Executive in accordance with the provisions of the ESBA.



                                   ARTICLE IV

                                     Bonuses

         4.01 Executive will be eligible during the term of employment to participate in Interpublic's Annual Management Incentive Plan, or any successor plan, in accordance with the terms and conditions of the Plan established from time to time. Executive shall be eligible for a target award equal to one hundred thirty-three percent (133%) of his base salary. The actual award, if any, may vary from zero percent (0%) to two hundred percent (200%) of target, and shall be determined by Interpublic based on Company performance, Executive's individual performance, and management discretion.



                                    ARTICLE V

                            Interpublic Stock; LTPIP

         5.01 Executive currently owns certain shares of Interpublic Restricted Stock and holds certain options to acquire shares of Interpublic Common Stock. A list of such shares and options and the vesting thereof is attached hereto, as Exhibit A. Such shares and options will continue to vest during the term of employment and will, in the event of a termination pursuant to Section 7.01, fully vest at the end of the Severance Period (as hereinafter defined in Section 7.01).

         5.02 Executive is currently a participant in Interpublic's 2003-2005 Long-Term Performance Incentive Program ("LTPIP"), for which the per-unit payout has already been determined. Amounts to which Executive is entitled under the LTPIP will be paid out one-third in 2005 and two-thirds in 2006.



                                   ARTICLE VI

                            Other Employment Benefits

         6.01 Employee will be entitled to annual paid time off, in accordance with Interpublic's policies and procedures, to be taken in such amounts and at such times as shall be mutually convenient for Executive and Interpublic.

         6.02 Executive shall be reimbursed for all reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of Interpublic provided that Executive submits all substantiation of such expenses to Interpublic on a timely basis in accordance with standard policies of Interpublic.

         6.03 During the term of employment, Executive shall be entitled to continuation of his annual allowances (club/car/ etc.). In addition, Executive will be provided with a car and driver and with garage space in New York City.

         6.04 Executive shall be eligible to participate in the Executive Medical Plus Plan.

         6.05 Executive shall remain a participant in certain True North and Interpublic deferred compensation and profit-sharing plans, as set forth on Exhibit B attached hereto, and will receive all payments to which he is entitled subject to the terms and conditions of those plans.

         6.06 Immediately following full execution of this Agreement, Interpublic will purchase an annuity on Executive's behalf in the amount of Two Million Dollars ($2,000,000). Actual terms and conditions of payment will be subject to the mutual agreement of Executive and Interpublic.



                                   ARTICLE VII

                                   Termination

         7.01 Interpublic may terminate the employment of Executive hereunder:

                  (i) By giving Executive notice in writing at any time specifying a termination date. In such event Executive's employment hereunder shall terminate on the date specified in such notice, and Interpublic shall thereafter pay him his base salary for a period of twelve (12) months following the date of termination ("Severance Period").

                  (ii) During the Severance Period, Executive will be entitled to receive all employee benefits accorded to him prior to termination (including Executive Medical Plus); provided that such benefits shall cease upon such date that Executive accepts employment with another employer offering similar benefits. During the Severance Period, Executive will also be provided with suitable office space, the services of an assistant and a car and driver. Upon expiration of the Severance Period, Executive shall be entitled to participate in all other applicable benefit plans or programs available to him as a retired employee of True North and Interpublic.

         7.02 Following termination of Executive's employment pursuant to
Section 7.01 (or in the event Executive terminates his employment pursuant to Section 7.04), Executive will be retained as a Consultant to the Corporation, for a period of five (5) years from the termination date ("Consulting Period"). During the Consulting Period, Executive will be entitled to an annual consulting fee of Seven Hundred Fifty Thousand Dollars ($750,000). Executive shall make himself available, for no more than the equivalent of ten (10) full business days per quarter, to provide services as the Chief Executive Officer of Interpublic may request, commensurate with his years of experience and level of skill. In addition, during the Consulting Period, Executive will be reimbursed for all expenses incurred on Interpublic's behalf.

         7.03 Notwithstanding the provisions of Section 7.01, Interpublic may terminate the employment of Executive hereunder, or may terminate Executive's consulting arrangement, at any time, for Cause. For purposes of this Agreement, "Cause" means the following:

                  (i) Any material breach by Executive of any provision of this Agreement upon notice of same by Interpublic which breach, if capable of being cured, has not been cured within fifteen (15) days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof, among others, shall be deemed not capable of being cured);

                  (ii) During the term of employment, Executive's absence from duty for a period of time exceeding fifteen (15) consecutive business days or twenty (20) out of any thirty (30) consecutive business days (other than on account of permitted vacation or as permitted for illness, disability or authorized leave in accordance with Interpublic's policies and procedures) without the consent of the Interpublic Board of Directors;

                  (iii) Misappropriation by Executive of funds or property of Interpublic or any attempt by Executive to secure any personal profit related to the business of Interpublic (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Interpublic Board of Directors;

                  (iv) Fraud, dishonesty, disloyalty, gross negligence, or willful misconduct on the part of Executive in the performance of his duties as an employee or consultant of Interpublic;

                  (vi) A felony conviction of Executive; or

                  (vii) Executive's engaging, in connection with his employment, in activities which are prohibited by federal, state, or local laws, or Interpublic or Interpublic's policy, prohibiting discrimination or harassment based on age, sex, race, religion, disability, national origin or any other protected category.

         Upon a termination for Cause, Interpublic shall pay Executive his salary (or consulting fee, as the case may be) through the date of termination, and Executive shall not be entitled to any bonus with respect to the year of termination, or to any other payments hereunder.

         7.04 After the first anniversary of the Commencement Date, Executive may terminate his employment hereunder by giving (i) prior to age sixty-five
(65), three (3) months notice and (ii) after age sixty-five (65), twelve (12) months notice ("Notice Period") to Interpublic. In such event, Executive's employment shall terminate on the date specified, provided, however that Interpublic may, in its discretion, request that Executive not provide active services to the Corporation during the Notice Period. At the end of the Notice Period, Executive will be retained as a Consultant (pursuant to the provisions of Section 7.02) the equity set forth on Exhibit A will fully vest and Executive will be entitled to applicable retirement benefits.



                                  ARTICLE VIII

                                    Covenants

         8.01 While Executive is employed (as employee or consultant) hereunder by Interpublic he shall not, without the prior written consent of Interpublic, which will not be unreasonably withheld, engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company.

         8.02 Executive shall treat as confidential and keep secret the affairs of Interpublic and shall not at any time, without the prior written consent of Interpublic, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than Interpublic and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of Interpublic or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

         8.03 All records, papers and documents kept or made by Executive relating to the business of Interpublic or its subsidiaries or affiliates or their clients shall be and remain the property of Interpublic.

         8.04 All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of Interpublic or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of Interpublic, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to Interpublic.

         8.05 During any period in which payments are being made to Executive pursuant to Section 7.01 above (the Severance Period ) or pursuant to Section
7.02 above (the Consulting Period), Executive shall not: (a) directly or indirectly solicit any employee of Interpublic to leave such employ to enter the employ of Executive or of any person, firm or corporation with which Executive is then associated, or induce or encourage any such employee to leave the employment of Interpublic or to join any other company, or hire any such employee, or otherwise interfere with the relationship between Interpublic and any of its employees or (b) directly or indirectly solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the event marketing, public relations, advertising, sales promotion or market research business of any person or entity which is a client of Interpublic, or to induce any such client to cease to engage the services of Interpublic or to use the services of any entity or person that competes directly with a material business of Interpublic, where the identity of such client, or the client's need, desire or receptiveness to services offered by Interpublic is known by Executive as a part of his employment with Interpublic. In addition, during the Severance Period and the Consulting Period, Executive shall not accept any form of employment (including as an advisor, consultant or otherwise) with an employer that is in competition with the business of Interpublic. Executive acknowledges that these provisions are reasonable and necessary to protect Interpublic's legitimate business interests, and that these provisions do not prevent Executive from earning a living.

         8.06 If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area.

         8.07 Executive acknowledges that a remedy at law for any breach or attempted breach of Article VIII of this Agreement will be inadequate, and agrees that Interpublic shall be entitled to specific performance and injunctive and other equitable relief in the case of any such breach or attempted breach.

         8.08 Executive represents and warrants that neither the execution and delivery of this Employment Agreement nor the performance of Executive's services hereunder will conflict with, or result in a breach of, any agreement to which Executive is a party or by which he may be bound or affected, in particular the terms of any employment agreement to which Executive may be a party. Executive further represents and warrants that he has full right, power and authority to enter into and carry out the provisions of this Employment Agreement.



                                   ARTICLE IX

                                   Arbitration

         9.01 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including claims involving alleged legally protected rights, such as claims for age discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, as amended, and all other federal and state law claims for defamation, breach of contract, wrongful termination and any other claim arising because of Executive's employment, termination of employment or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Section 12.01 hereof, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in the city where Executive customarily renders services to Interpublic. The prevailing party in any such arbitration shall be entitled to receive attorney's fees and costs.



                                    ARTICLE X

                                   Assignment

         10.01 This Agreement shall be binding upon and enure to the benefit of the successors and assigns of Interpublic. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.



                                   ARTICLE XI

                                Agreement Entire

         11.01 This Agreement constitutes the entire understanding between Interpublic and Executive concerning his employment by Interpublic or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and Interpublic or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses except for the arrangements contemplated by Exhibits A and B. Each party hereto shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement. This Agreement may not be changed orally.



                                   ARTICLE XII

                                 Applicable Law

         12.01 The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                      THE INTERPUBLIC GROUP OF COMPANIES, INC.



                                      By: /s/ Michael Roth
                                         --------------------------------
                                              Michael Roth
                                              Chairman



                                         /s/ David A. Bell
                                     ------------------------------------
                                             David A. Bell


SUMMARY OF UNEARNED INCENTIVE & EQUITY COMPENSATION:                                                                      Exhibit A
Executive:                    David A. Bell
Company:                      Interpublic Group of Co's, Inc
Title:                        Chief Executive Officer
Date of Original Hire:         03/10/1967
Date of Birth:                 05/29/1943
------------------------------------------------------------------------------------------------------------------------------------



LTPIP:    2003-2005:                  Component                         Units               $/Unit     Value
------    ----------                  ---------                         -----               ------     -----
          Performance Units:          Interpublic Worldwide            20,000               $38.33      $766,600
          2003-2005 Total Value:


RESTRICTED STOCK:                        Grant Date      LTI Val/Sh    Shares    LTI Value             Vest Date
-----------------                        ----------      ----------    ------    ---------             ---------
                                         08/23/2001                    75,000                         08/23/2006
                                         01/02/2002                    10,000                         01/02/2007
                             2004-LTI    05/18/2004        $14.0600   124,466   $1,750,000            05/18/2007
                                                                    ----------
                                                                      209,466




STOCK OPTIONS:                           Grant Date                    Shares    LTI Value             Ex. Price
--------------                           ----------                    ------    ---------             ---------
                                         03/03/1998                   114,000                           $23.7400
                                         03/02/1999                    45,828                           $21.0500
                                         08/23/2001                   125,000                           $27.5250
                                         01/02/2002                    30,000                           $29.4750
                                         12/17/2002                    25,000                           $13.5700
                                         03/26/2003                   200,000                            $9.6400
                             2004-LTI    05/18/2004                   248,933   $1,750,000              $14.0600
                                                                    ----------
                                                                      788,761


                                                        ------------------------------------------------------------------------
                                                                                 Vesting Schedule
                                                        ------------------------------------------------------------------------
STOCK OPTIONS:                           Grant Date             First Sched             Second Sched           Third Sched.
--------------                           ----------             -----------             ------------           ------------
                                         03/03/1998      Fully Vested
                                         03/02/1999      Fully Vested
                                         08/23/2001        8/23/2004        50,000   8/23/2005     37,500   8/23/2006    37,500
                                         01/02/2002        1/2/2005         12,000    1/2/2006      9,000    1/2/2007     9,000
                                         12/17/2002       12/17/2004         8,250  12/17/2005      8,250  12/17/2006     8,500
                                         03/26/2003        3/26/2005        66,000   3/26/2006     66,000   3/26/2007    68,000
                             2004-LTI    05/18/2004        5/18/2006        82,147   5/18/2007     82,147   5/18/2008    84,639
                                                        ------------------------------------------------------------------------


                                      131,100 shares granted 2/27/2001 and 79,800
                                      shares granted 3/1/2000 at a price of $33.6000
                                      and $32.4600, respectively,were
                                      forfeited to the Chairman's Fund.

                                    Exhibit B



1.   Executive Medical Plus

2.   IPG  Broad-based  Employee  Plans

3.   IPG Savings Plan (including old True North Profit Sharing Plan)

4.   IPG Long-term Disability Plan

5.   IPG Health Care Reimbursement Account Plan

6.   IPG Legal Services Plan

7.   Executive Special Benefit Arrangement (ESBA)

8.   Executive Wealth Accumulation Plan (EWAP)

9.   True North Deferred Compensation Plan (TN DCP)

10.  True North Retiree Medical Plan

11.  True North Retiree Life Insurance Plan